EXHIBIT 5.1

JOANNA VARVOS PROFESSIONAL CORPORATION
83 Hawkcliff Way N.W.
Calgary, AB T3G 2S3
(403)   241-9454

April 13, 2006

QSound Labs, Inc.
400 – 3115 12th Street NE
Calgary, AB T2E 7J2

Ladies and Gentlemen:

Re:   Registration Statement on Form F-3

We have examined the Registration Statement on Form F-3 to be filed by QSound Labs, Inc. (“Company”) with the Securities and Exchange Commission on or about April 13, 2006 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,282,692 common shares (the “Shares”) as follows:

(a)	500,000 Shares (“Issued Shares”) which have been issued pursuant to the exercise of a warrant for the purchase of 500,000 dated March 25, 2002;

(b)	475,000 Shares (“Warrant Shares”) reserved for issuance upon the exercise of certain outstanding warrants dated March 27, 2006; and

(c)	307,692 Shares (“Conversion Shares”) reserved for issuance upon the conversion of the convertible promissory note dated March 27, 2006.

We have reviewed the Company’s Certificate of Continuance and By-Laws. We have examined such private and public corporate documents, certificates, instruments and corporate records, and have made such other investigation as we have deemed necessary for the purpose of expressing an opinion on the matters set forth below. In all of our examinations we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals or copies, and the conformity of any copies to the originals. We have also made such investigations of law as we have considered necessary or appropriate to form a basis for this opinion.

Based on the foregoing, it is our opinion that: i) the Shares have been duly authorized; ii) the Issued Shares are legally and validly issued, fully-paid and non-assessable; iii) the Warrant Shares when issued upon the exercise of the warrants and in accordance with terms of the warrants, and the Conversion Shares when issued upon conversion of the convertible promissory note and in accordance with the terms thereof, will be legally and validly issued, fully-paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Yours truly,

/s/ Joanna Varvos

Joanna Varvos, Esq.